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                                                                   Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

   We consent to the incorporation by reference in the Registration Statements pertaining to the American Pharmaceutical Partners, Inc. 1997 Stock Option Plan and the American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan (Form S-8 No. 333-84280), and the American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan (Form S-8 No. 333-75606) of our report dated February 20, 2002, with respect to the consolidated financial statements and schedule of American Pharmaceutical Partners, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

                                          /s/  ERNST & YOUNG LLP

Woodland Hills, California
April 24, 2002